Exhibit 10.1

AMENDMENT NO. 4

TO

CREDIT AGREEMENT

This Amendment No. 4 to Credit Agreement (the “Amendment”) is dated as of January 11, 2016, and is by and between Calm Waters Partnership, a Wisconsin General Partnership (“Calm Waters”), and Electronic Cigarettes International Group, Ltd., a Nevada corporation (the “Borrower”).

WHEREAS, Calm Waters and the Borrower entered into that certain Credit Agreement dated as of April 27, 2015 (the “CW Credit Agreement”);

WHEREAS, the Borrower entered into that certain Credit Agreement, dated April 27, 2015 (the “Additional Lender Credit Agreement”), by and among the Borrower, Tiburon Opportunity Fund, L.P., as a lender and as agent, and various additional lenders party thereto (the “Additional Lenders” and collectively with Calm Waters, the “Lenders”);

WHEREAS, the Lenders entered into that certain Intercreditor Credit Agreement, dated April 27, 2015 (the “Intercreditor Agreement”);

WHEREAS, pursuant to Amendment No. 1 to Credit Agreement, dated June 26, 2015 (“Amendment No. 1”), the Borrower and Calm Waters amended the CW Credit Agreement to (i) increase the aggregate principal amount of the Term Loans thereunder by $6,000,000 and (ii) extend the due date of certain post-Closing obligations of the Borrower;

WHEREAS, pursuant to Amendment No. 2 to Credit Agreement, dated June 30, 2015 (“Amendment No. 2”), and as a condition to receiving funds under a trade facility with ExWorks Capital Fund I, L.P., (“ExWorks”), the Borrower and Calm Waters amended the CW Credit Agreement to include a legend stating that the liens granted to the Lenders thereunder are subject to an Intercreditor Agreement among the Borrower, and the subordinated creditors party thereto;

WHEREAS, pursuant to Amendment No. 3 to Credit Agreement, dated October 30, 2015 (“Amendment No. 3”), the Borrower and Calm Waters amended the CW Credit Agreement to increase the aggregate principal amount of the Term Loans thereunder by $18,000,000 (the CW Credit Agreement, as amended by Amendment No. 1, Amendment No. 2 and Amendment No. 3, the “Amended CW Credit Agreement”);

WHEREAS, the Borrower desires to further amend the Amended CW Credit Agreement to increase the aggregate principal amount of the Term Loans thereunder by $9,042,955;

WHEREAS, pursuant to Section 5.1 of the Intercreditor Agreement, no term of the Amended CW Credit Agreement or the Additional Lender Credit Agreement may be amended and the performance or observance by the parties of any term of the Amended CW Credit Agreement or the Additional Lender Credit Agreement may not be waived without the consent of the Requisite Lenders;

WHEREAS, Calm Waters, by itself the Requisite Lender, has agreed to permit the Borrower to (i) increase the aggregate principal amount of the Term Loans under the Amended CW Credit Agreement and (ii) permit the issuance of a warrant to Calm Waters;

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties to this Amendment, each intending to be legally bound, hereby agree as follows:

1.            Definitions. Capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Amended CW Credit Agreement.

2.            Amendments to the Amended CW Credit Agreement and the Disclosure Schedules.

2.1.          Section 1.01 of the Amended CW Credit Agreement is hereby amended by deleting the definition of “Closing” in its entirety and replacing it with the following:

“Closing” shall mean the Initial Closing, the Second Closing, the Third Closing and the Fourth Closing, unless otherwise specifically provided herein.

2.2.          Section 1.01 of the Amended CW Credit Agreement is hereby amended by deleting the definition of “Closing Date” in its entirety and replacing it with the following:

“Closing Date” shall mean the Initial Closing Date, the Second Closing Date, the Third Closing Date and the Fourth Closing Date, unless otherwise specifically provided herein.

2.3.          Section 1.01 of the Amended CW Credit Agreement is hereby amended by adding the following definitions:

“Fourth Closing” shall mean the closing of the transactions contemplated by this Agreement on the Fourth Closing Date.

“Fourth Closing Date” shall mean January 11, 2016.

2.4.          Section 1.01 of the Amended CW Credit Agreement is hereby amended by deleting the definition of “Warrant” in its entirety and replacing it with the following:

“Warrant” shall mean the Common Stock Purchase Warrants executed and delivered pursuant to Section 4.01(o), Section 4.02(g), Section 4.03(g) and Section 4.04(g) substantially in the form of Exhibit F.”

2.5.          Section 2.01 of the Amended CW Credit Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

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“Section 2.01.  Term Loan. Subject to the terms and conditions and relying upon the representations and warranties set forth herein and in the other Loan Documents, the Lender agrees to make Term Loans to the Borrower on the Closing Dates in an aggregate principal amount equal to $68,042,955, consisting of (i) a Term Loan on the Initial Closing Date in a principal amount equal to $35,000,000, (ii) a Term Loan on the Second Closing Date in a principal amount equal to $6,000,000, (iii) a Term Loan on the Third Closing Date in a principal amount equal to $18,000,000, and (iv) a Term Loan on the Fourth Closing Date in a principal amount equal to $9,042,955, to be disbursed in accordance with Schedule 3.15; provided, however, that the disbursement of any amounts in settlement of debt obligations shall be subject to payoff letters entered into between the Borrower and the obligee in form and substance (including, but not limited to, a release of the Borrower) acceptable to Calm Waters. Amounts repaid or prepaid in respect of the Term Loan may not be reborrowed. The Borrower and the Lender agree that for U.S. federal income tax purposes, the aggregate issue price under Section 1273(b) of the Internal Revenue Code of 1986, as amended, of the Term Loan is $64,640,807.25. The Borrower and the Lender agree to use the foregoing issue price and the values and the yields which result in such issue price for U.S. federal income tax purposes.

2.6.          Section 2.06(a) of the Amended CW Credit Agreement is hereby amended by deleting “$1,012,000” and replacing it with “$1,167,000”.

2.7.          Article IV is hereby amended by adding the following as a new Section 4.04:

“Section 4.04. Conditions of Borrowing at the Fourth Closing. On the Fourth Closing Date:

(a)          The representations and warranties set forth in Article
III and in each other Loan Document shall be true and correct on and as of the Fourth Closing Date, with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date.

(b)          On the Fourth Closing Date, no Default or Event of Default shall have occurred and be continuing.

(c)          The Lender shall have received a certificate, dated the Fourth Closing Date, and signed by a Financial Officer of the Borrower, confirming compliance with the conditions precedent set forth in paragraphs (a) and (b) of this Section 4.04.

(d)          The Lender shall have received duly executed counterparts of Amendment No. 4 to Credit Agreement from each party hereto.

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(e)          The Lender shall have received a certificate from the chief financial officer of the Borrower certifying that each of the Loan Parties, after giving effect to the Transactions to occur on the Fourth Closing Date, is Solvent.

(f)          All requisite Governmental Authorities and third parties shall have approved or consented to the Transactions and the other transactions contemplated hereby to the extent required or reasonably requested by the Lender, all applicable appeal periods shall have expired and there shall not be any pending or threatened litigation, governmental, administrative or judicial action that has resulted or could reasonably be expected to restrain, prevent or impose burdensome conditions on the Transactions or the other transactions contemplated hereby.

(g)          The Lender shall have received from the Company a duly executed Warrant to purchase 45,214,775 shares of Common Stock.

(h)          The Lender shall have received (i) a certificate of the Secretary or Assistant Secretary of each Loan Party dated as of the Fourth Closing Date and certifying (A) with respect to the Borrower, that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of the Borrower authorizing the execution, delivery and performance of the Amendment and the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (B) that the certificate or articles of incorporation, bylaws or operating agreement (or comparable organizational documents) of each Loan Party have not been amended since the Third Closing Date and (C) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of such Loan Party; and (ii) a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to clause (i) above.

(i)          Contemporaneously with the Closing, the Lender shall have received all amounts due and payable on or prior to the Fourth Closing Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder or under any other Loan Document.

(j)          The Lender shall have received a Note duly executed and delivered by the Borrower payable to the Lender and its registered assigns in the principal amount of $9,042,955.

(k)          Lender shall have received favorable written opinions of Pryor Cashman LLP and Fennemore Craig, P.C., counsels for the Borrower, in form and substance reasonably satisfactory to the Lender.

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(l)          The Lender shall have received a certificate with respect to the Loan Parties dated as of the Fourth Closing Date and duly executed by a Responsible Officer of the Borrower certifying that the Perfection Certificate delivered in connection with the Second Closing is true and correct in all respects as of the Fourth Closing Date as if given on such date.

2.8.           Schedule 1.01(a) of the Disclosure Schedule to the Amended CW Credit Agreement entitled “Existing Credit Agreements” is hereby amended by deleting it in its entirety and replacing it with the revised Schedule 1.01(a) attached hereto as Exhibit A.

2.9.          Reserved.

2.10.         Schedule 3.06 of the Disclosure Schedule to the Amended CW Credit Agreement entitled “Capitalization” is hereby amended by deleting it in its entirety and replacing it with the revised Schedule 3.06 attached hereto as Exhibit C.

2.11.         Schedule 3.11 of the Disclosure Schedule to the Amended CW Credit Agreement entitled “Litigation” is hereby amended by deleting it in its entirety and replacing it with the revised Schedule 3.11 attached hereto as Exhibit D.

2.12.         Schedule 3.12 of the Disclosure Schedule to the Amended CW Credit Agreement entitled “Agreements” is hereby amended by deleting it in its entirety and replacing it with the revised Schedule 3.12 attached hereto as Exhibit E.

2.13.         Schedule 3.15 of the Disclosure Schedule to the Amended CW Credit Agreement entitled “Use of Proceeds” is hereby amended by deleting it in its entirety and replacing it with the revised Schedule 3.15 attached hereto as Exhibit F.

2.14.         Reserved.

2.15.         Reserved.

2.16.         Schedule 3.29 of the Disclosure Schedule to the Amended CW Credit Agreement entitled “Indebtedness” is hereby amended by deleting it in its entirety and replacing it with the revised Schedule 3.29 attached hereto as Exhibit I.

2.17.         Schedule 6.02(a) of the Disclosure Schedule to the Amended CW Credit Agreement entitled “Existing Liens” is hereby amended by deleting it in its entirety and replacing it with the revised Schedule 6.02(a) attached hereto as Exhibit J.

3.           Full Force and Effect. Except as expressly modified by this Amendment, all of the terms, covenants, agreements, conditions and other provisions of the Amended CW Credit Agreement shall remain in full force and effect in accordance with their respective terms. As used in the Amended CW Credit Agreement, the terms "this Agreement", herein, hereinafter, hereunder, hereto and words of similar import shall mean and refer to, from and after the date hereof, unless the context otherwise requires, the Amended CW Credit Agreement as amended by this Amendment.

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4.          Governing Law. This Amendment shall be governed by, construed and enforced in accordance with the laws of the State of New York and not by choice of law principles or the laws of any other State.

5.          Entire Agreement and Amendments. The Amended CW Credit Agreement, as amended by this Amendment, embodies the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings between the parties.

6.          Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall be deemed to be one and the same agreement.

7.          Guarantees and Security Interests. By signing this Amendment, the Borrower and each Guarantor hereby confirms that (i) the obligations of the Borrower and each Guarantor under the Amended CW Credit Agreement as amended by this Amendment and the other Loan Documents as amended hereby constitute “Secured Guarantees” and are entitled to the benefit of the guarantees and the security interests set forth in the Security Documents, (ii) the Loan Documents are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects, and (iii) all Liens granted, conveyed or assigned to Calm Waters by such Person pursuant to each Loan Document to which it is party remain in full force and effect, are not released or reduced, and continue to secure full payment and performance of the Secured Guarantees as amended hereby.

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IN WITNESS WHEREOF, this Amendment has been executed as of, and is effective as of, the day and year first written above.

Calm Waters Partnership

By:	/s/ Richard S. Strong
Name:	Richard S. Strong
Title:	Managing Partner

ELECTRONIC CIGARETTES INTERNATIONAL GROUP, LTD.

By:	/s/ Philip Anderson
Name:	Philip Anderson
Title:	Chief Financial Officer

VCIG LLC

By:	/s/ Philip Anderson
Name:	Philip Anderson
Title:	Manager

FIN BRANDING GROUP, LLC

By:	/s/ Philip Anderson
Name:	Philip Anderson
Title:	Manager

HARDWIRE INTERACTIVE ACQUISITION COMPANY

By:	/s/ Philip Anderson
Name:	Philip Anderson
Title:	President

VICTORY ELECTRONIC CIGARETTES, INC.

By:	/s/ Philip Anderson
Name:	Philip Anderson
Title:	President

VAPESTICK HOLDINGS LIMITED

By:	/s/ Philip Anderson
Name:	Philip Anderson
Title:	Director

MUST HAVE LIMITED

By:	/s/ Philip Anderson
Name:	Philip Anderson
Title:	Director

E-CIGS UK HOLDING COMPANY LIMITED

By:	/s/ Philip Anderson
Name:	Philip Anderson
Title:	Director